NEWS RELEASE

FOR IMMEDIATE RELEASE

For:

GeoResources, Inc.

Contact:

Cathy Kruse

P. O. Box 1505

Telephone:

(701) 572-2020

Williston, ND  58802

cathyk@geoi.net

GEORESOURCES, INC. REPORTS 2006 RESULTS

WILLISTON, N.D. -- April 3, 2007 -- GeoResources, Inc., (Nasdaq: GEOI), today reported net income of $1,742,337, or $0.46 per basic share, on revenue of $8,877,506 for the year ended December 31, 2006. This compares to net income of $2,179,473 or $0.58 per basic share, on revenue of $7,183,921 in 2005. In 2005, net income included a one time gain of $348,743, on the involuntary conversion of the Company’s leonardite facility and 2006 net income included $407,993 of expense related to the merger agreement with Southern Bay Oil & Gas, L.P. and Chandler Energy, LLC. Operating income for 2006 was $2,807,485 versus $2,244,016 in 2005. Earnings before interest, taxes, depreciation, depletion and amortization (EBITDA) for the year was $3,283,248 compared to $3,272,837 during 2005. 1

Oil and gas revenue in 2006 was $7,235,423 on production of 137,347 net BOE, for an average realized price of $52.68 per BOE. In 2005 the company generated $5,824,049 of revenue on 120,714 BOE, an average of $48.25 per BOE. The oil and gas business segment generated $3,661,727 of operating income before SG&A in 2006 versus $2,964,640 of operating income before SG&A in 2005. Proved reserves were 2,766,000 barrels of oil and 1,130,000 Mcf of natural gas or 2,954,000 BOE at year-end 2006 versus 3,045,000 BOE at year-end 2005. The standardized measure of discounted future cash flows was $28,891,000.

For the quarter ended December 31, 2006, GeoResources sold a total of 36,772 BOE, versus 34,894 BOE sold during the same period in 2005 and 33,548 BOE sold during the third quarter of 2006.

GeoResources’ subsidiary, Western Star Drilling Company (WSDC), reported 126 operating days for the year generating drilling revenue of $1,642,083, a 21% increase compared to $1,359,872 of drilling revenue in 2005.

J.P. Vickers, President of GeoResources, said, “Increases in revenue and operating income were driven by higher production volumes and strong oil prices that were somewhat offset by slightly lower natural gas prices. Much of the production increase came from the Hammond Field in Carter County Montana, which we successfully brought online in late September.”

1EBITDA is defined as earnings before interest, income taxes, depreciation and amortization, EBITDA should not be considered as an alternative to net income (as an indicator of operating performance) or as an alternative to cash flow (as a measure of liquidity or ability to service debt obligations) and is not in accordance with, nor superior to, generally accepted accounting principles, but provides additional information for evaluating us.  Our measure of EBITDA may not be the same as similar measures described by other companies.  EBITDA is calculated as follows:

	Year Ended	Year Ended
	December 31, 2006	December 31, 2005

Net Income.	$ 1,742,337	$ 2,179,473
Add back:
Interest expense	25,445	87,592
Income tax	523,043	263,087
Depreciation and amortization	992,423	742,685
EBITDA	$ 3,283,248	$ 3,272,837

Information herein contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by words such as "may," "will," "expect," "anticipate," "estimate" or "continue," or comparable words.  In addition, all statements other than statements of historical facts that address activities that the Company expects or anticipates will or may occur in the future are forward-looking statements.  Readers are encouraged to read the SEC reports of the Company, particularly its Form 10-KSB for the Fiscal Year Ended December 31, 2006, for meaningful cautionary language disclosure.

--30--

GEORESOURCES, INC., AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2006 AND 2005

ASSETS

CURRENT ASSETS:	2006	2005
Cash and equivalents	$ 889,766	$ 1,669,882
Trade receivables, net	1,437,093	1,109,202
Crude oil inventory	141,549	113,648
Prepaid expenses	47,268	25,827
Total current assets	2,515,676	2,918,556

PROPERTY, PLANT AND EQUIPMENT, at cost:
Oil and gas properties, using the full cost method
of accounting:
Properties being amortized	30,685,572	27,842,549
Properties not subject to amortization	224,297	202,257
Drilling rig and equipment	1,923,035	1,607,094
Other	861,078	849,834
	33,693,982	30,501,734
Less accumulated depreciation, depletion,
amortization and impairment	(20,058,541)	(19,001,585)
Net property, plant and equipment	13,635,441	11,500,149

LEONARDITE ASSETS HELD FOR SALE	590,225	281,015

TOTAL ASSETS	$ 16,741,342	$ 14,699,720

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$ 1,649,972	$ 1,152,532
Accrued expenses	320,692	293,505
Income taxes payable	60,551	64,000
Current portions of capital lease obligations	13,298	41,549
Current maturities of long-term debt	--	523,941
Total current liabilities	2,044,513	2,075,527

CAPITAL LEASE OBLIGATIONS, less current portions	--	13,298
LONG-TERM DEBT, less current maturities	--	177,638
ASSET RETIREMENT OBLIGATIONS	2,521,840	2,324,690
DEFFERED INCOME TAXES:
Related to continuing operations	768,000	521,000
Related to discontinued operations	268,000	232,000
Total liabilities	5,602,353	5,344,153

CONTINGENCIES (NOTE J)

STOCKHOLDERS' EQUITY:
Common stock, par value $.01 per share; authorized
10,000,000 shares; issued and outstanding, 3,782,769
and 3,765,269 shares, respectively	37,828	37,653
Additional paid-in capital	432,791	391,881
Retained earnings	10,668,370	8,926,033
Total stockholders' equity	11,138,989	9,355,567

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$ 16,741,342	$ 14,699,720

GEORESOURCES, INC., AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004

	2006	2005	2004
OPERATING REVENUES:
Oil and gas	$ 7,235,423	$ 5,824,049	$ 4,452,114
Drilling	1,642,083	1,359,872	1,077,367
	8,877,506	7,183,921	5,529,481

OPERATING COSTS AND EXPENSES:
Oil and gas production	2,798,329	2,303,238	1,922,479
Drilling costs	1,485,101	1,258,258	1,009,051
Depreciation, depletion and amortization	992,423	742,685	743,246
Selling, general and administrative	794,168	635,724	560,391
	6,070,021	4,939,905	4,235,167
Operating income	2,807,485	2,244,016	1,294,314

OTHER INCOME (EXPENSE):
Interest expense	(25,445)	(87,592)	(91,363)
Interest income	67,665	18,649	10,697
Professional fees related to proposed merger	(407,933)	--	--
Other, net	20,818	17,178	20,027
	(344,895)	(51,765)	(60,639)
Income before income taxes	2,462,590	2,192,251	1,233,675

INCOME TAX EXPENSE	523,043	263,087	114,287
Income from continuing operations	1,939,547	1,929,164	1,119,388

DISCONTINUED OPERATIONS:
Loss from leonardite operations	(299,498)	(216,920)	(10,542)
Income tax (expense) benefit	102,288	118,486	(3,000)
Gain on involuntary conversion of leonardite facility, net of tax of $149,000	--	348,743	--
	(197,210)	250,309	(13,542)

Net Income	$ 1,742,337	$ 2,179,473	$ 1,105,846

EARNINGS PER SHARE:
Income from continuing operations	$ .51	$ .51	$ .30
Income (loss) from discontinued operations	(.05)	.07	--
Net Income, basic	$ .46	$ .58	$ .30

Income from continuing operations	$ .50	$ .50	$ .30
Income (loss) from discontinued operations	(.05)	.07	--
Net income, diluted	$ .45	$ .57	$ .30

Weighted average number of shares outstanding	3,776,720	3,744,488	3,723,977
Dilutive potential shares –
Stock options	62,028	81,942	--
Adjusted weighted average shares	3,838,748	3,826,430	3,723,977